UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 21, 2011

Allied American Steel Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-143969	20-8600068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant, Suite 660 Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

(412) 223-2663

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2011 we entered into a Services Agreement (the “Services Agreement”) with Multi-Resources Boreal (“MRB”), a Quebec corporation which provides mineral exploration services. Under the Services Agreement, MRB will provide us with prospecting, trenching, sampling and other exploration services and manpower with respect to the Lake Touladi property located in Lyonne Township, Roberval County, in the Province of Quebec in which we have the right to acquire up to a 60% undivided interest in a certain mineral claims. MRB is also expected to assist us to implement three planned drilling programs for resource identification in 2012 through 2013.

The Services Agreement has an initial term of six months and is subject to automatic extension for successive six month periods. The Services Agreement may be terminated by either party, at any time, upon 30 days prior written notice. Each extension will be evidenced by a separate agreement which will contain similar terms to those in the Services Agreement.

Performance of services by MRB under the Services Agreement is contingent on the prior receipt by MRB on the first of each month of an expense advance sufficient to cover budgeted expenses for that month. The initial term of the Services Agreement principally relates to Part B of Phase II of our work program which is dedicated to Prospect Exploration. Part A of our Phase II Program which involved the clearing of outcrops, preparing a preliminary map of outcrops and limited channel sampling at a cost of approximately US$30,000 has been completed. Part B of Phase II is expected to run through December 2011 and involves estimated costs of US$200,000. It is intended to establish a baseline and cross section grid, and create detailed geologic mapping of outcrops. It is also intended to provide us with samplings of outcrops, permitting, trenching, building of cross sections, estimates of geologic potential, drill proposals and geologic reports. MRB is responsible for locating subcontractors including, but not limited to, heavy equipment operators, drilling companies, and assay labs. All subcontractors utilized by MRB must be approved by us. The costs charged to us by MRB are not to exceed actual cost plus 10%. We have agreed to provide MRB with reasonable support, as needed, for the services to be performed by MRB.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Services Agreement dated October 21, 2011 between Registrant and Multi-Resources Boreal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied American Steel Corp.

Date: October 27, 2011	By:	/s/ Jes Black
Jes Black, President